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                                                                    Exhibit 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 17, 1996 accompanying the financial statements of Rocky Mountain Chocolate Factory, Inc. appearing in the 1996 Annual Report on Form 10-K, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Grant Thornton LLP

Dallas, Texas
July 12, 1996